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                                                                     EXHIBIT 23B

                                     DRAFT


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm as experts under the caption "Independent Accountants" in the Registration Statement on Form S-3 and related prospectus of Lehman Brothers Holdings Inc. (the "Company") for the registration of 8,000,000 shares of 8.44% Cumulative Voting Preferred Stock of the Company and to the incorporation by reference therein of our report dated January 5, 1995, included in the 1994 Annual Report to Stockholders of Lehman Brothers Holdings Inc.



New York, New York
December 11, 1995